Q3 2016 earnings presentation September 8, 2016 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this presentation and Navistar International Corporation assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 31, 2015 and our quarterly report on Form 10-Q for the period ended July 31, 2016. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the Company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

Product Updates Cutaway G Van Expanding partnership with GM Propane-Powered IC Bus Completing major deliveries of propane school buses HX Series Bringing industry-leading durability, reliability and drivability Major New Vehicle Introduction First product from Project Horizon investment

Technology Updates Accelerator Write-Up Tool Streamlining the write-up and diagnostic process DriverFirst Philosophy Designing driver-focused vehicles OnCommand Connection Improving uptime for 230,000 vehicles Predictive Cruise Control Maximizing fuel economy

Long-term, Strategic Alliance with Volkswagen Truck & Bus Equity Investment Strategic Technology Collaboration Procurement Joint Venture Governance Volkswagen Truck & Bus will invest $256 million to take a 16.6% equity stake (post-dilution) in Navistar (subject to customary closing conditions) Two companies intend to enter into definitive agreements to collaborate on technology for powertrain systems, as well as other advanced technologies Procurement joint venture expected to provide greater global scale from joint sourcing activities Navistar will add two Volkswagen Truck & Bus representatives to its Board of Directors at closing of share issuance Parties plan to form a joint Alliance Board to oversee alliance arrangements

Alliance marks another step in Navistar’s journey to be a stronger, more profitable company Global strategic partnership Expanded product and service offerings Provides benefits from global scope and scale Additional customer choice Optimizes development costs Overtime provides incremental parts sales opportunities Increases liquidity and financial flexibility Key Benefits of Alliance with Volkswagen Truck & Bus

2016 Results Demonstrate Lower Breakeven Point Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Includes U.S. and Canada School buses and Class 6-8 trucks. (B) Amounts attributable to Navistar International Corporation. $ in millions, except per share and units Quarters Ended July 31 Nine Months Ended July 31 2016 2015 2016 2015 Chargeouts(A) 13,100 17,100 39,900 49,200 Sales and Revenues $2,086 $2,538 $6,048 $7,652 Loss from Continuing Operations, Net of Tax(B) $-34 $-30 $-63 $-,136 Diluted Loss Per Share from Continuing Operations(B) $-0.42 $-0.37 $-0.77 $-1.67 Adjusted EBITDA $132 $129 $396 $285

Q3 - Cost Savings Offsetting Revenue Headwinds Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. $ in millions Net Income (Loss)(A) Adjusted EBITDA Amounts attributable to Navistar International Corporation. Including adjustment of pre-existing warranty and other significant items.

YTD - Cost Savings and Parts Business Drive Earnings Improvement Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. $ in millions Net Income (Loss)(A) Adjusted EBITDA Amounts attributable to Navistar International Corporation. Including adjustment of pre-existing warranty and other significant items.

Q3 2016 Segment Results $ in millions Sales and Revenues Segment Profit Quarters Ended July 31 Quarters Ended July 31 2016 2015 2016 2015 Truck $1,395 $1,834 $-54 $-36 Parts $597 $625 $152 $151 Global Operations $85 $109 $-5 $-26 Financial Services $60 $63 $26 $26

1st Nine Months Segment Results $ in millions Sales and Revenues Segment Profit Nine Months Ended July 31 Nine Months Ended July 31 2016 2015 2016 2015 Truck $4,007 $5,470 $-,128 $-,105 Parts $1,814 $1,864 $478 $429 Global Operations $254 $391 $-19 $-40 Financial Services $177 $183 $77 $72

Used Truck Inventory Improved in Q3 Gross inventory balance: $430 million Inventory reserve: $166 million Net inventory balance: $264 million Manage trade receipts Export and domestic sales opportunities Gross and Net Used Truck Inventory $ in millions

Cash balance includes marketable securities. Excluding one-time items and pre-existing warranty. Manufacturing includes intercompany activities. Please see slide #22 in appendix for additional information. Q3 2016 Cash Update $ in millions Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Consolidated Manufacturing Q2 2016 Cash Balance(A) $817 $732 Consolidated Adjusted EBITDA(B) $132 $132 Capex/Cash Interest/Pension & OPEB Funding $-,159 $-,141 Change in Net Working Capital/Debt/Warranty/Other(C) $-,103 $-83 Q3 2016 Cash Balance(A) $687 $640

2016 Guidance Summary (A) Achieved over $300 million of 2016 cost reductions as of the third quarter Class 8 Industry 220-250K Core Markets Industry 330-360K Revenue $8.2-$8.6B Cost Reductions >$200M(A) Adjusted EBITDA $550-$600M Manufacturing Cash ~$800M

Appendix

U.S. and Canada Dealer Stock Inventory* *Includes U.S. and Canada Class 4-8 truck and Canada school bus inventory.

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 Heavy Three Months Ended July 31, April 30, January 31, October 31, July 31, 2016 2016 2016 2015 2015 Core Markets (U.S. and Canada) Class 6 and 7 medium trucks ................................................. 20% 27% 20% 19% 24% Class 8 heavy trucks ............................................................. 9% 11% 10% 11% 12% Class 8 severe service trucks ................................................ 12% 11% 16% 15% 15% Combined class 8 trucks ....................................................... 10% 11% 11% 12% 13%

Worldwide Truck Chargeouts

(in units)	Three Months Ended July 31, 2016	Three Months Ended July 31, 2015	Change	% Change	Nine Months Ended July 31, 2016	Nine Months Ended July 31, 2015	Change	% Change
Core Markets (U.S. and Canada)								
School buses	**3,900**	3,500	400	11 %	**8,500**	8,500	—	— %
Class 6 and 7 medium trucks	**3,500**	3,800	(300)	(8)%	**13,600**	14,500	(900)	(6)%
Class 8 heavy trucks	**3,800**	7,000	(3,200)	(46)%	**12,300**	19,100	(6,800)	(36)%
Class 8 severe service trucks	**1,900**	2,800	(900)	(32)%	**5,500**	7,100	(1,600)	(23)%
Total Core Markets	**13,100**	17,100	(4,000)	(23)%	**39,900**	49,200	(9,300)	(19)%
Non "core" military	**200**	100	100	N.M.	**400**	100	300	N.M.
Other markets(A)	**2,800**	2,900	(100)	(3)%	**5,900**	15,300	(9,400)	(61)%
Total worldwide units	**16,100**	20,100	(4,000)	(20)%	**46,200**	64,600	(18,400)	(28)%
Combined class 8 trucks	**5,700**	9,800	(4,100)	(42)%	**17,800**	26,200	(8,400)	(32)%

N.M. Not meaningful

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. This table summarizes our approximate worldwide chargeouts from our continuing operations.

We define our Core markets to include U.S. and Canada School buses and Class 6 through 8 trucks. Our Core markets include CAT-branded units sold to Caterpillar under our North America supply agreement.

(A) Other markets primarily consist of Export Truck and Mexico and also include chargeouts related to Blue Diamond Truck (BDT) of 6,000 units during the nine months ended July 31, 2015. There were no third party chargeouts related to BDT during the three and nine months ended July 31, 2016 or during the three months ended July 31, 2015, as Ford no longer purchases from BDT.

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NAVISTAR®
Q3 2016 Earnings – 9/8/2016

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Navistar Financial Corporation Highlights Financial Services segment profit of $26 million for Q3 2016, $77 million YTD U.S. financing availability of $403 million as of July 31, 2016 Financial Services debt/equity leverage of 3.3:1 Retail Notes Bank Facility Dealer Floor Plan $620 million facility reduces to $357 million by December 2016 Option to increase up to $700 million based on commitments Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts On balance sheet NFSC wholesale trust as of July 31, 2016 $1 billion funding facility Variable portion matures May 2017 Term portions mature October 2016 and June 2017 On balance sheet Program management continuity Broad product offering Ability to support large fleets Access to less expensive capital C A P I T A L Funded by BMO Financial Group

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in loss of non-consolidated affiliates? A:Equity in loss of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2016 and beyond pension funding requirements? A:Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates and the impact of any funding relief currently under consideration. In 2014, we contributed $164 million to meet the minimum required contributions for all plans. In August 2014, the Highway and Transportation Funding Act of 2014, which included an extension of the pension funding interest rate relief, was signed into law. As a result, we lowered our funding expectations. We contributed $113 million to our pension plans during 2015. We currently expect to contribute approximately $100M to our pension plans during 2016. In 2017 and 2018, the Company will be required to contribute $100 to $200 million per year to the plans, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A:Our cash tax payments are expected to remain low in 2016 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions Q6:What is the current balance of net operating losses as compared to other deferred tax assets? A:  As of October 31, 2015 the Company had deferred tax assets for U.S. federal NOLs valued at $840 million, state NOLs valued at $145 million, and foreign NOLs valued at $176 million, for a total undiscounted cash value of $1.2 billion. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $266 million and other deferred tax assets of $2.0 billion resulting in net deferred tax assets before valuation allowances of approximately $3.5 billion. Of this amount, $3.3 billion was subject to a valuation allowance at the end of FY2015. Q7:How does your FY 2016 Class 8 industry outlook compare to ACT Research? A: Q8: Please discuss the process from an order to a retail delivery? A:  Orders* are customers’ written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. _______________________________________ * Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation. Q9: What is your manufacturing interest expense for Fiscal Year 2016? A: For the three and nine months ended July 31, 2016, manufacturing interest was $63 million and $187 million, respectively. Annual manufacturing interest for 2016 is forecasted to be ~$240 million. For reference, manufacturing interest expense was $233 million and $243 million for FY 2015 and 2014, respectively. U.S. and Canadian Class 8 Truck Sales Reconciliation to ACT - Retail Sales 2016 2016 2016 2016CY 2015CY 2014CY ACT* 221600 244500 244500 ,244,500 ,288,000 ,253,129 CY to FY adjustment 9545 9324 9324 Total (ACT comparable Class 8 to Navistar) 231145 253824 253824 Navistar Industry Retail Deliveries Combined Class 8 Trucks 220000 250000 240000 270000 240000 270000 Navistar difference from ACT -11145 18855 -13824 16176 -13824 16176 *Source: ACT N.A. Commercial Vehicle Outlook - August 2016 -4.8% 8.2% -5.4% 6.4% -5.4% 6.4%

Frequently Asked Questions

Q10: What should we assume for capital expenditures in Fiscal Year 2016?

A: For the three and nine months ended July 31, 2016, capital expenditures were $30 million and $83 million, respectively. Annual capital expenditures for 2016 is forecasted to be ~$125 million. In comparison, capital expenditures were $115 million and $88 million for FY 2015 and 2014, respectively.

Q11: How do you define manufacturing free cash flow?

A:

(in millions)	Three Months Ended January 31, 2016	Three Months Ended April 30, 2016	Three Months Ended July 31, 2016	Nine Months Ended July 31, 2016
Consolidated Net Cash from Operating Acitvites	(102)	(2)	90	(14)
Less: Net Cash from Financial Services Operations	173	(54)	95	214
Net Cash from Manufacturing Operations [(A)]	(275)	$ 52	$ (5)	(228)
Capital Expenditures	(29)	(24)	(29)	(82)
Manufacturing Free Cash Flow	$ (304)	$ 28	$ (34)	(310)

(A) Amounts include intercompany activities from our Financial Services operations. During the nine months ended July 31, 2016, the Manufacturing operations received $80 million in dividends from Navistar Financial Corporation. Also, our Financial Services operations in Mexico extended working capital loans to our Manufacturing operations in Mexico for orders received. As of July 31, 2016, the borrowings of our Manufacturing operations in Mexico under these loan agreements totaled $51 million. Additionally, our Manufacturing operations increased $4 million under the Intercompany Used Truck Loan.

Q12: What were your Worldwide Engine Shipments in the period?

A:

(in units)	Three Months Ended July 31, 2016	Three Months Ended July 31, 2015	Change	% Change	Nine Months Ended July 31, 2016	Nine Months Ended July 31, 2015	Change	% Change
OEM sales-South America	5,400	11,400	(6,000)	(53)%	24,900	38,700	(13,800)	(36)%
Intercompany sales	4,200	6,600	(2,400)	(36)%	12,900	20,200	(7,300)	(36)%
Other OEM sales	900	1,800	(900)	(50)%	3,000	7,300	(4,300)	(59)%
Total sales	10,500	19,800	(9,300)	(47)%	40,800	66,200	(25,400)	(38)%

NYSE: NAV

NAVISTAR®

Q3 2016 Earnings – 9/8/2016

Note: This slide contains non-GAAP information

22

Outstanding Debt Balances

(in millions)	July 31, 2016	October 31, 2015
Manufacturing operations		
Senior Secured Term Loan Credit Facility, as amended, due 2020, net of unamortized discount of $14 and $17, respectively	$ 1,020	$ 1,023
8.25% Senior Notes, due 2022, net of unamortized discount of $16 and $18, respectively	1,184	1,182
4.50% Senior Subordinated Convertible Notes, due 2018, net of unamortized discount of $11 and $14, respectively	189	186
4.75% Senior Subordinated Convertible Notes, due 2019, net of unamortized discount of $26 and $32, respectively	385	379
Debt of majority-owned dealerships	13	28
Financing arrangements and capital lease obligations	44	49
Loan Agreement related to 6.5% Tax Exempt Bonds, due 2040	225	225
Financed lease obligations	61	111
Other	10	15
Total Manufacturing operations debt	3,131	3,198
Less: Current Portion	67	103
Net long-term Manufacturing operations debt	$ 3,064	$ 3,095

(in millions)	July 31, 2016	October 31, 2015
Financial Services operations		
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2021	$ 867	$ 870
Bank revolvers, at fixed and variable rates, due dates from 2016 through 2021	874	1,063
Commercial paper, at variable rates, program matures in 2017	93	86
Borrowings secured by operating and finance leases, at various rates, due serially through 2021	100	81
Total Financial Services operations debt	1,934	2,100
Less: Current portion	1,322	1,007
Net long-term Financial Services operations debt	$ 612	$ 1,093

NYSE: NAV

NAVISTAR®
Q3 2016 Earnings – 9/8/2016

23

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) from continuing operations attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.. Adjusted EBITDA: We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Adjusted EBITDA margin: We define Adjusted EBITDA margin as a percentage of the Company's consolidated sales and revenues. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Structural costs consists of Selling, general and administrative expenses and Engineering and product development costs. Free Cash Flow consists of Net cash from operating activities and Capital Expenditures.

SEC Regulation G Non-GAAP Reconciliations

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

(in millions)	July 31, 2016	April 30, 2016	July 31, 2015	July 31, 2014	July 31, 2013
Manufacturing Operations:					
Cash and cash equivalents	$ 510	$ 527	$ 507	$ 517	$ 413
Marketable securities	130	205	268	581	674
Manufacturing Cash and cash equivalents and Marketable securities	$ 640	$ 732	$ 775	$ 1,098	$ 1,087
Financial Services Operations:					
Cash and cash equivalents	$ 37	$ 62	$ 40	$ 30	$ 12
Marketable securities	10	23	25	37	34
Financial Services Cash and cash equivalents and Marketable securities	$ 47	$ 85	$ 65	$ 67	$ 46
Consolidated Balance Sheet:					
Cash and cash equivalents	$ 547	$ 589	$ 547	$ 547	$ 425
Marketable securities	140	228	293	618	708
Consolidated Cash and cash equivalents and Marketable securities	$ 687	$ 817	$ 840	$ 1,165	$ 1,133

	July 31, 2012	July 31, 2011	July 31, 2010	July 31, 2009
Manufacturing Operations:				
Cash and cash equivalents	$ 488	$ 413	$ 476	$ 751
Marketable securities	139	600	281	0
Manufacturing Cash and cash equivalents and Marketable securities	$ 627	$ 1,013	$ 757	$ 751
Financial Services Operations:				
Cash and cash equivalents	$ 59	$ 31	$ 39	$ 70
Marketable securities	20	20	20	0
Financial Services Cash and cash equivalents and Marketable securities	$ 79	$ 51	$ 59	$ 70
Consolidated Balance Sheet:				
Cash and cash equivalents	$ 547	$ 444	$ 515	$ 821
Marketable securities	159	620	301	0
Consolidated Cash and cash equivalents and Marketable securities	$ 706	$ 1,064	$ 816	$ 821

NYSE: NAV

NAVISTAR®

Q3 2016 Earnings – 9/8/2016

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SEC Regulation G Non-GAAP Reconciliations Earnings (loss) before interest, taxes, depreciation, and amortization ("EBITDA") reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: ______________________ * For more detail on the items noted, please see the footnotes on slide 27. Quarters Ended July 31, Nine Months Ended July 31, (in millions) 2016 2015 2016 2015 EBITDA (reconciled above) $ 96 $ 106 $ 313 $ 292 Less significant items of: Adjustments to pre-existing warranties (A)…………………………….……… 19 3 70 -36 North America asset impairment charges (B)…………………………....….... 11 4 16 12 Brazil asset impairment charges (C) …………………………..…....….……... 1 3 1 3 Cost reduction and other strategic initiatives (D)………………………………. 5 13 11 18 Gain on settlement (E)………………………………………………………… — — — -10 Brazil truck business actions (F)………………………………………………. — — — 6 One-time fee received (G)……………………………………………………. — — -15 — Total adjustments 36 23 83 -7 Adjusted EBITDA $ 132 $ 129 $ 396 $ 285 Adjusted EBITDA Margin 6.3% 5.8% 6.5% 3.7% 2421 Quarters Ended July 31, Nine Months Ended July 31, (in millions) 2016 2015 2016 2015 2013 Loss from continuing operations attributable to NIC, net of tax $ -34 $ -30 $ -63 $ -136 $ -153 Plus: Depreciation and amortization expense 53 68 164 221 87 Manufacturing interest expense (A)………………………………………………. 63 56 187 170 63 Less: Income tax expense -14 -12 -25 -37 224 EBITDA $ 96 $ 106 $ 313 $ 292 $ -227 Quarters Ended April 30, (in millions) 2015 2014 Interest expense ……………………………………………………………….. 75 74 Less: Financial services interest expense ………………………………….. 18 17 Manufacturing interest expense ……………………..……………………… 57 $57 Quarters Ended April 30, (in millions) 2015 2014 EBITDA (reconciled above) …......…………………………………… $85 $-,119 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 42 Restructuring charges(D) ………………………………...….………… 2 8 Asset impairment charges(C) ………...……………………………….. 1 151 Gain on settlement(E) ………………………………………………….. -10 — Brazil truck business actions(F) …….....……………………………… 6 — match below Total adjustments 17 201 Adjusted EBITDA …......………………………………………….....…… $102 $82 Quarters Ended April 30, (in millions) 2015 2014 Expense (income): Adjustments to pre-existing warranties(A) $18 $42 Accelerated depreciation(B) 12 — Asset impairment charges(C) 1 151 Other restructuring charges and strategic initiatives(D) 2 8 Gain on settlement(E) -10 — Brazil truck business actions(F) 6 — Brazilian tax adjustments(G) — 29 (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012. Quarters Ended April 30, (in millions) 2015 2014 Loss from continuing operations attributable to NIC, net of tax ………… $ -64 $ -298 Plus: Depreciation and amortization expense ……………………………….. 74 99 Manufacturing interest expense(A) ………………………………….…. 57 57 Less: Income tax benefit (expense) …………………………………………… -18 -23 EBITDA ………………………………………………………………………… $ 85 $ $-,119 Quarters Ended July 31, Nine Months Ended July 31, (in millions) 2016 2015 2016 2015 Interest expense $ 84 $ 75 $ 246 $ 227 Less: Financial services interest expense 21 19 59 57 Manufacturing interest expense $ 63 $ 56 $ 187 $ 170 Quarters Ended April 30, (in millions) 2015 2014 EBITDA (reconciled above) …......…………………………………… $85 $-,119 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 42 Restructuring charges(D) ………………………………...….………… 2 8 Asset impairment charges(C) ………...……………………………….. 1 151 Gain on settlement(E) ………………………………………………….. -10 — Brazil truck business actions(F) …….....……………………………… 6 — Total adjustments 17 201 Adjusted EBITDA …......………………………………………….....…… $102 $82 Quarters Ended April 30, (in millions) 2015 2014 Expense (income): Adjustments to pre-existing warranties(A) $18 $42 Accelerated depreciation(B) 12 — Asset impairment charges(C) 1 151 Other restructuring charges and strategic initiatives(D) 2 8 Gain on settlement(E) -10 — Brazil truck business actions(F) 6 — Brazilian tax adjustments(G) — 29 (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012.

Significant Items Included Within Our Results  ______________________ Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. In the third quarter and first nine months of 2016, the Truck segment recorded $11 million and $16 million, respectively, of asset impairment charges relating to certain long-lived assets. In the third quarter of 2015, certain long-lived assets were determined to be impaired, resulting in a charge of $3 million. In the first quarter of 2015, the Truck segment recorded $7 million of asset impairment relating to certain operating leases. In the third quarters of 2016 and 2015, we determined that $1 million and $3 million, respectively, of trademark asset carrying value was impaired. Cost reduction and other strategic initiatives relates to costs associated with the divestiture of non-strategic facilities and efforts to optimize our cost structure. In the third quarter of 2016, we incurred $5 million of restructuring charges related to the 2011 closure of our Chatham, Ontario plant, based on a ruling received from the Financial Services Tribunal in Ontario, Canada. In the third quarter of 2015, we incurred restructuring charges of $13 million related to cost reduction actions, including a reduction-in-force in the U.S. and Brazil. In the second quarter of 2015, the Global Operations segment recognized a $10 million net gain related to a settlement of a customer dispute. The $10 million net gain for the settlement included restructuring charges of $4 million. In the second quarter of 2015, our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. In the first quarter of 2016, we received a $15 million one-time fee from a third party which was recognized in Other income, net. In the third quarter and the first nine months of 2015, the Truck segment recognized charges of $3 million and $28 million, respectively for the acceleration of depreciation of certain assets related to foundry and engine facilities. (in millions) Quarter Ended July 31, Nine Months Ended July 31, Expense (income): 2016 2015 2016 2015 Adjustments to pre-existing warranties (A) 19 3 70 -36 North America asset impairment charges (B) 11 4 16 12 Brazil asset impairment charges (C) 1 3 1 3 Cost reduction and other strategic initiatives (D) 5 13 11 18 Gain on Settlement (E) ─ ─ ─ -10 Brazil truck business actions (F) ─ ─ ─ 6 One-time fee received (G) ─ ─ -15 ─ Accelerated Depreciation (H) ─ 3 2 28